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                                                                   Exhibit 5(d)
                                                                   ____________

                                                              MASTER DATA SHEET

The Travelers Insurance Company               TRAVELERS RETIREMENT PERSPECTIVES
P.O. Box 990016. Hartford, CT 06103-0016

                    SECTION I - CONTRACT OWNER INFORMATION

THE CONTRACT OWNER WILL BE THE "TRUSTEES OF":

(Retirement Plan Name)



Employer/Sponsor Name:



Names of Trustees:



Employer's Tax ID Number:              Plan Year End:



Employer's Address:



Employer's Phone Number:               Employer's Fax Number:



                   SECTION II - PLAN & CONTRACT INFORMATION

PLAN TYPE (PLEASE CHECK APPROPRIATE BOX.)

[ ] 401(k) PLAN - Money Sources
(CHECK ALL THAT APPLY)
  [ ] Salary Deferral
  [ ] Employer Match
  [ ] ER Discretionary / Profit Sharing
  [ ] Rollover

Call 800-842-4015 for other accommodations.

OTHER PLAN TYPE

[ ] Profit Sharing
[ ] Money Purchase
[ ] Target Benefit
[ ] Defined Benefit
[ ] Check here if rollover accounts should be set up for participants

CONTRACT TYPE (IF AN ALLOCATED CONTRACT IS SELECTED PLEASE CHECK THE APPROPRIATE PARTICIPANT ACCOUNTING AGREEMENT DESIRED.)

[ ] ALLOCATED CONTRACT (PLEASE CHECK A OR B BELOW)
    __________________

    PARTICIPANT HOME ADDRESSES ARE REQUIRED. TRAVELERS LIFE & ANNUITY WILL PREPARE FORM 1099R FOR TAX REPORTING AND WILL MAIL TO PARTICIPANT'S ADDRESS.

     [ ] A. Quarterly statements should be mailed to plan participants.
     [ ] B. Quarterly statements should be mailed to employer.

[ ] UNALLOCATED CONTRACT - TRAVELERS LIFE & ANNUITY DOES NOT PROVIDE TAX
    ____________________
    REPORTING OR PARTICIPANT ACCOUNTING. A QUARTERLY STATEMENT FOR THE UNALLOCATED ACCOUNT WILL BE MAILED TO THE PLAN TRUSTEE.

If Participant Accounting is to be performed by Travelers Life & Annuity, a detailed listing of plan contributions by participant is required in a format approved by Travelers Life & Annuity. Data files can be sent to our internet mailbox or on a 3 1/2" diskette. Please check the format you will use.

  [ ] Spreadsheet File              [ ] ARS      [ ] E-Z Track
  Contribution files will be sent   [ ] 3 1/2"   [ ] Internet
    via:                                Diskette     (annuityqps@metlife.com)

PLEASE PROVIDE THE NAME OF THE PERSON TO CALL TO DISCUSS THE CONTRIBUTION FILE FORMAT AND DELIVERY:
PAYROLL CONTACT NAME:


Phone Number:                       Fax Number:

ALL MONEY SOURCES WILL BE DIRECTED BY PARTICIPANTS UNLESS OTHERWISE NOTED BELOW. PLEASE INDICATE ANY EMPLOYER DIRECTION OF A MONEY SOURCE IN THE SPACE PROVIDED.

 L-21015 TRP                       *L21015*                 Rev. 11/05 1 of 5

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                     SECTION III - INVESTMENT SELECTIONS

(PLEASE SELECT THE INVESTMENT OPTIONS DESIRED FOR YOUR PLAN. PLEASE NOTE: AN INVESTMENT OPTION CANNOT BE OFFERED INITIALLY UNDER YOUR PLAN IF IT HAS NOT BEEN SELECTED ON THIS FORM.)

[ ] AIM Capital Appreciation Portfolio                                      KC
[ ] AllianceBernstein Growth and Income Portfolio - Class B                 SI
[ ] American Funds Global Growth Fund - Class 2 Shares                      IL
[ ] American Funds Growth Fund - Class 2 Shares                             IG
[ ] American Funds Growth-Income Fund - Class 2 Shares                      II
[ ] Capital Appreciation Fund (Janus)                                       4A
[ ] Delaware VIP REIT Series                                                AQ
[ ] Dreyfus VIF Appreciation Portfolio                                      DP
[ ] Dreyfus VIF Developing Leaders Portfolio                                DS
[ ] Equity Income Portfolio (Fidelity)                                      4F
[ ] Equity Index Portfolio - Class II                                       GF
[ ] Federated High Yield Portfolio                                          4E
[ ] Fidelity VIP Contrafund(R) Portfolio - Service Class 2                  FT
[ ] Fidelity VIP Mid Cap Portfolio - Service Class 2                        D1
[ ] Franklin Mutual Shares Securities Fund - Class 2                        R2
[ ] Janus Aspen Growth and Income Portfolio - Service Shares                JG
[ ] Janus Aspen Mid Cap Growth Portfolio - Service Shares                   JA
[ ] Large Cap Portfolio (Fidelity)                                          4G
[ ] Lazard Retirement Small Cap Portfolio                                   RS
[ ] Lord Abbett Series Growth and Income Portfolio                          FK
[ ] Lord Abbett Series Mid-Cap Value Portfolio                              FL
[ ] Managed Allocation Series: Aggressive Portfolio                         F6
[ ] Managed Allocation Series: Conservative Portfolio                       GG
[ ] Managed Allocation Series: Moderate Portfolio                           GA
[ ] Managed Allocation Series: Moderate-Aggressive Portfolio                F7
[ ] Managed Allocation Series: Moderate-Conservative Portfolio              GB
[ ] Mercury Large Cap Core Portfolio                                        DR
[ ] MFS Mid Cap Growth Portfolio                                            DQ
[ ] MFS Total Return Portfolio                                              4I
[ ] MFS Value Portfolio                                                     BD
[ ] Mondrian International Stock Portfolio                                  4C
[ ] Oppenheimer Main Street Fund/VA - Service Shares                        H2
[ ] PIMCO VIT Real Return Portfolio - Adm Class                             PR
[ ] PIMCO VIT Total Return Portfolio                                        PM
[ ] Pioneer Fund Portfolio                                                  UP
[ ] Pioneer Mid Cap Value Portfolio                                         FW
[ ] Pioneer Strategic Income Portfolio                                      4J
[ ] Putnam VT Small Cap Value Fund - Class IB Shares                        OP
[ ] Salomon Brothers Variable All Cap Fund - Class I                        AD
[ ] Salomon Brothers Variable High Yield Bond Fund - Class I                CJ
[ ] Salomon Brothers Variable Investors Fund - Class I                      C2
[ ] Salomon Brothers Variable Total Return Fund - Class 1                   AE
[ ] SB Adjustable Rate Income Portfolio                                     BI
[ ] Smith Barney Aggressive Growth Portfolio                                SG
[ ] Smith Barney Appreciation Portfolio                                     1N
[ ] Smith Barney Investment Grade Bond Fund - Class A                       4O
[ ] Smith Barney Large Cap Growth Portfolio                                 AB
[ ] Smith Barney Money Market Portfolio                                     HM
[ ] Smith Barney Small Cap Growth Opportunities Portfolio                   C9
[ ] Social Awareness Stock Portfolio (Smith Barney)                         SA
[ ] Strategic Equity Portfolio (Fidelity)                                   4H
[ ] Style Focus Series: Small Cap Growth Portfolio                          FY
[ ] Style Focus Series: Small Cap Value Portfolio                           F0
[ ] Templeton Developing Markets Securities Fund - Class 2                  VQ
[ ] Templeton Foreign Securities Fund - Class 2                             VG
[ ] Templeton Growth Fund, Inc                                              4Y
[ ] Travelers Convertible Securities Portfolio                              AF
[ ] Travelers Disciplined Mid Cap Stock Portfolio                           1M
[ ] Travelers High Yield Bond Trust                                         UB
[ ] Travelers Managed Asset Trust                                           UA
[ ] Travelers Quality Bond Portfolio                                        4W
[ ] Travelers U.S. Government Securities Portfolio                          GV
[ ] Van Kampen LIT Comstock Portfolio - Class II Shares                     NJ
[ ] Fixed Account

Will investment options selected be available on all money sources in the plan? If not, please specify restrictions in detail:

 L-21015 TRP                       *L21015*                Rev. 11/05  2 of 5

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                         SECTION IV - TRUSTEE ACCOUNT

A TRUSTEE ACCOUNT WILL BE ESTABLISHED TO HOLD CERTAIN MONEY UNDER THE PLAN (E.G. FORFEITURES, ETC.). PLEASE PROVIDE THE INVESTMENT ALLOCATION INFORMATION FOR THIS ACCOUNT BELOW.

TAKEOVER PLAN NOTICE: UNLESS SPECIFIC INSTRUCTIONS TO THE CONTRARY ARE SPECIFIED IN SECTION VII, ASSETS TRANSFERRED TO TRAVELERS LIFE & ANNUITY WILL BE INVESTED IN THE SMITH BARNEY MONEY MARKET PORTFOLIO UNTIL TRAVELERS LIFE & ANNUITY RECEIVES THE PARTICIPANT RECORDS TO BE PROCESSED.

                                   TRUSTEE ACCOUNT     OTHER ER ALLOCATION
   INVESTMENT NAME              ALLOCATION (REQUIRED) (SPECIFY MONEY SOURCE)
   ---------------              --------------------- ----------------------
                                                 %                     %
                                                 %                     %
                                                 %                     %
                                                 %                     %
                                                 %                     %
                                                 %                     %
                                   (MUST EQUAL 100%)     (MUST EQUAL 100%)


                   SECTION V - PLAN COMPLIANCE INFORMATION

Third Party Administrator



TPA Contact Name



TPA Address



TPA Phone Number:                         TPA Fax Number:



External Trustee (if applicable)



External Trustee Contact Name



External Trustee Address



Trustee Phone Number:                     Trustee Fax Number:




         SECTION VI - REPLACEMENT INFORMATION FOR EXISTING PLAN ASSETS

REPLACEMENT INFORMATION

WILL THE PURCHASE OF THIS ANNUITY RESULT IN THE REPLACEMENT, TERMINATION OR CHANGE IN VALUE OF ANY EXISTING ANNUITY CONTRACT FROM THIS OR ANY OTHER COMPANY? [ ] YES [ ] NO

IF YES, PLEASE PROVIDE THE INFORMATION BELOW.


Existing Company Name (Where are the Plan Assets?)



Existing Company Address



Existing Contract(s) & Number(s)



Existing Company Contact Name                           Phone Number



Existing TPA (if different than Section V)              Phone Number




                     SECTION VII - ADDITIONAL INFORMATION

Please provide any additional information or unique processes specific to this plan:

 L-21015 TRP                       *L21015*                Rev. 11/05  3 of 5

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     QUALIFIED CONTRACT OWNER TELEPHONE TRANSFER/ALLOCATION AUTHORIZATION
                    (FOR USE WITH ALLOCATED CONTRACTS ONLY)

The owner (the "owner") of the allocated annuity contract shown above hereby authorizes The Travelers Insurance Company (the "Company") to accept and act upon certain telephone and/or written instructions, as described below, from any participant who has an individual account under the contract.

The owner understands that participants choosing to participate in the program are subject to the specific terms and conditions of the program set forth in the separate authorization form that the participant must execute.

The Company may change, modify, amend, or replace the procedures, terms and conditions of the program at any time in its sole discretion.

This authorization applies to the following transactions:

1. Telephone and/or written instructions requesting the transfer of all or any part of accumulated variable annuity contract values to a funding vehicle (hereinafter referred to as an "investment alternative") of the variable annuity contract;

2. Telephone and/or written instructions requesting the allocation of all or any part of future contributions to an investment alternative of the variable annuity contract; and

The owner understands and agrees that neither the Company nor any person acting on its behalf will be subject to any claim, loss, liability, cost or expense if it or they acted in good faith in reliance on this authorization, and this authorization will be in effect until the Company:

  .   receives written revocation from the Owner; and

  . discontinues the privilege of telephone and/or written transfers, as the case may be.

Telephone Transfer Privileges are included with Participant Accounting Services. If you do not wish to have Telephone Transfer Privileges available to your plan participants you must opt out of this service by checking the deselection box below. PLEASE NOTE: IF THIS BOX HAS NOT BEEN CHECKED, THE COMPANY ASSUMES TELEPHONE TRANSFER PRIVILEGES AUTHORIZATION.

[ ] I ELECT TO OPT OUT OF TELEPHONE TRANSFER PRIVILEGES

                    ACKNOWLEDGMENT AND REQUIRED SIGNATURES

NOTICE OF INSURANCE FRAUD: The following states require insurance applicants to acknowledge a fraud warning statement. Please refer to and read the fraud warning statement for your state as indicated below. Your signature(s) below confirms that you have read the applicable warning for your state.

ALASKA, ARIZONA, ARKANSAS, DELAWARE, IDAHO, INDIANA, KENTUCKY, LOUISIANA, MAINE, MINNESOTA, NEW JERSEY, NEW MEXICO, OHIO, OKLAHOMA, TENNESSEE, TEXAS, VIRGINIA, WASHINGTON D.C., WEST VIRGINIA, AND ALL STATES NOT LISTED BELOW.
WARNING: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to criminal and civil penalties, including imprisonment, fines and denial of insurance benefits.

CALIFORNIA: For your protection California law requires the following to appear on this form: Any person who knowingly presents a false or fraudulent claim for payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NEW HAMPSHIRE: Any person who, with a purpose to injure, defraud or deceive any insurance company, files a statement of claim containing any false, incomplete or misleading information is subject to prosecution and punishment for insurance fraud, as provided in RSA 638:20.

 L-21015 TRP                       *L21015*                Rev. 11/05  4 of 5

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PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who, knowingly and with the intent to defraud, presents false information in an insurance request form, or who presents, helps or has presented a fraudulent claim for the payment of a loss or other benefit, or presents more than one claim for the same damage or loss, will incur a felony, and upon conviction will be penalized for each violation with a fine no less than five thousand (5,000) dollars nor more than ten thousand (10,000) dollars, or imprisonment for a fixed term of three (3) years, or both penalties. If aggravated circumstances prevail, the fixed established imprisonment may be increased to a maximum of five (5) years; if attenuating circumstances prevail, it may be reduced to a minimum of two (2) years.

ACKNOWLEDGMENTS: I understand that the contract will take effect when the first premium payment is received, and the application is approved in the Home Office of The Travelers Insurance Company. ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT APPLIED FOR, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND THERE ARE NO GUARANTEES AS TO A FIXED DOLLAR AMOUNT. No agent is authorized to make changes to the contract or application. I understand that The Travelers Insurance Company may amend this contract to comply with changes in the Internal Revenue Code and related Regulations. I understand that the Company will provide the Third Party Administrator for this plan with information that the Company maintains for use in preparing IRS Form 5500 and related schedules.

Trustee Name (please print):


Trustee Signature

I acknowledge that all data representations and signatures recorded by me or in my presence in response to my inquiry and request and all such presentations and signatures are accurate and valid to the best of my knowledge and belief.

WILL THIS CONTRACT REPLACE ANY EXISTING ANNUITY CONTRACT(S)?  [ ] Yes  [ ] No

Agent/Representative Name            Social Security Number    Telephone Number



Agent/Representative Signature       Date                      License Number



Agent Representative Name            Social Security Number    Telephone Number



Agent/Representative Signature       Date                      License Number



 L-21015 TRP                       *L21015*                Rev. 11/05  5 of 5